UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 13, 2008

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina 27607
(Address of principal executive offices) (Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On August 13, 2008, the Board of Directors of Martin Marietta Materials, Inc. (the “Company”) authorized the Company to enter into amended and restated Employment Protection Agreements (the “Agreements”) with the executive officers of the Company and certain other key employees. The Agreements supersede the existing Employment Protection Agreements with the Company’s executive officers and are being entered into with certain key employees in addition to the executive officers. The new Agreements (i) effect certain changes as to the timing and payment of the benefits provided by the Agreements to bring them into compliance with Section 409A of the Internal Revenue Code of 1986 regulating non-qualified deferred compensation plans, and (ii) revise certain severance benefits provided under the original agreements. The form of Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.
     The Agreements provide the officers that are a party to it with severance benefits payable in the event of discharge without cause, death, resignation with good reason in connection with, or with respect to the executive officers, within a prescribed period, following a change of control of the Company. Severance benefits include a payment equal to a multiple of base salary, annual bonus and perquisites, the payment of a pro-rata annual bonus in the year of termination, and a continuation of health, medical and other insurance benefits for a period of years following termination. The agreements generally provide for “gross up” payments to compensate the named employees for any excise tax under Section 4999 of the Internal Revenue Code of 1986.
     The definition of “change of control” is the same as in the original Employment Protection Agreements. For purposes of the Agreements, a change of control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of the Company or the combined voting power of the Company’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets following which the Company’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board of Directors of the Company, or (iv) a liquidation or dissolution of the Company.
     On August 13, 2008, the Board of Directors of the Company also approved an amended and restated Supplemental Excess Retirement Plan (the “Plan”). The Plan is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Company’s pension plan. The Plan provides for a lump sum payment of benefits upon retirement, and the acceleration of vesting and payment of benefits in the event of discharge without cause, death, resignation with good reason, or with respect to the executive officers, within a prescribed period, following a change of control of the Company. The modifications were made to comply with the provisions of Section 409A of the Internal Revenue Code of 1986 regulating non-qualified deferred compensation plans, to conform to the amendments made to the amended and restated Employment Protection Agreements and to reflect certain other changes. The Plan is filed as Exhibit 10.2 hereto and incorporated herein by reference in its entirety.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit Number
10.1	Form of Martin Marietta Materials, Inc. Third Amended and Restated Employment Protection Agreement.
10.2	Martin Marietta Materials, Inc. Amended and Restated Supplemental Excess Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2008	MARTIN MARIETTA MATERIALS, INC.
	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit Number
10.1	Form of Martin Marietta Materials, Inc. Third Amended and Restated Employment Protection Agreement.
10.2	Martin Marietta Materials, Inc. Amended and Restated Supplemental Excess Retirement Plan.